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                                EXHIBIT 10(e)



                             Amended and Restated
                   DeVry Inc. 1999 STOCK INCENTIVE PLAN
                         (as Amended August 14, 2001)

1. Purpose. The DeVry Inc. 1999 Stock Incentive Plan (the "Plan") has been established by DeVry Inc. (the "Company") to provide the directors and key employees of the Company and its Subsidiaries with opportunities to acquire Common Stock of the Company on favorable terms. The purpose of the Plan is to: (1) provide a means to attract, retain and reward the Company's independent directors for their judgment and knowledge, on which the Company relies for the continued success of its operations, by promoting a greater identity of interest between them and the Company's stockholders and providing an opportunity to share in the future success of the Company; (2) provide a means to attract and retain competent personnel; and (3) provide to participating executives and other key employees long-term incentive for high levels of performance and for extraordinary efforts to improve the financial performance of the Company. For the purposes of the Plan, the term "Subsidiary" means a subsidiary within the meaning of the Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

2. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Plan Committee, subject to approval by the Compensation Committee of the Board of Directors. The Plan Committee shall consist of members of the Company's Board of Directors, who are full- time, salaried employees of the Company. All determinations of the Plan Committee shall be made by a majority of its members. Any interpretation of the Plan by the Plan Committee and any decision made by it under the Plan are final and binding on all persons.

3. Participation. Subject to the terms and conditions of the Plan and approval by the Compensation Committee of the Board of Directors of actions taken with respect to employees, the Plan Committee shall determine and designate, from time to time, the directors and key employees of the Company and its Subsidiaries to whom stock options are to be granted or awarded (the "Participants"), and the number thereof to be granted or awarded to each Participant. Except as otherwise agreed to by the Company and the Participant, any grant or award under this Plan shall not affect any previous grant or award to the Participant by the Company under this Plan or any other plan maintained by the Company or its Subsidiaries.

4. Automatic Grant of Options to Plan Committee. Notwithstanding Paragraph 3 above, directors who are members of the Plan Committee shall receive, for service as a director, only an automatic nondiscretionary stock option grant on July 1 every year during the term of the Plan. The amount of shares subject to option that will be automatically granted to each director who is a member of the Plan Committee for service as a director shall be the lesser of (i) 500 shares or (ii) that number of shares equal to the largest multiple of 25 whose fair market value on the date of grant does not exceed $25,000.

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5. Shares Subject to the Plan. The shares of stock with respect to which awards or grants may be made under the Plan shall be shares of the Company's Common Stock, either authorized and unissued shares or shares issued and held in its treasury. Subject to the provisions of Paragraph 12, the aggregate number of shares of Common Stock with respect to which awards or grants may be made under the Plan shall not exceed 1,500,000 shares. If, for any reason, any award or grant under the Plan shall expire, terminate or be forfeited with respect to any number of shares, such number of shares shall again be available for award or grant under the Plan. Subject to Paragraph 12, the maximum number of shares of Common Stock that may be subject to Options granted to anyone individual pursuant to the Plan shall be 150,000 shares during anyone calendar year period.

6. Options. Subject to Paragraph 4 above, the Plan Committee may, from time to time, grant options to Participants under the Plan. The Plan Committee shall have complete authority to determine at the time an option is granted, whether such option shall be an incentive stock option qualified under Section 422 of the Code, or whether such option shall be a nonqualified stock option. The price at which a share of Common Stock may be purchased pursuant to the exercise of an option under the Plan shall be 100% (110% in the case of an incentive stock option, as described in Section 422 of the Code, granted to a 10% stockholder) of the Fair Market Value (as defined below) of a share of such Common Stock on the date on which the option is granted. Subject to the provisions of Paragraph 12, for all purposes of the Plan, the "Fair Market Value" of a share of Common Stock as at any date means the fair market value of such share determined in good faith by the Plan Committee.

Notwithstanding the foregoing, in no event shall the aggregate Fair
Market Value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Subsidiaries) exceed $100,000.

7. Option expiration Date. The "Expiration Date" with respect to an option granted to a Participant under the Plan means the earlier of
        a) the date which is 10 years (5 years in the case of an incentive stock option granted to a 10% stockholder) after the date on which the option or stock appreciation right is granted; or
        b) the date established by the Plan Committee at the time of the grant.

8. Exercise of Options. Each option shall be exercisable at such time or times as shall be determined by the Plan Committee at the time the option is granted or at such earlier times as the Plan Committee may subsequently determine. Except as otherwise agreed between the Company and the Participant, a Participant's right to exercise any option under the Plan shall not be affected by any other outstanding stock option granted to the Participant under this Plan or any other plan maintained by the Company or its Subsidiaries. A Participant may exercise an option by giving written notice thereof prior to the Expiration Date to the Secretary of the Company at the Company's corporate headquarters. Payment of the purchase price of the shares purchased pursuant to the exercise of a stock option shall be in cash or other consideration, including shares of Common Stock and Participant notes, as the Plan Committee may permit.

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9. Compliance with Applicable Laws and Withholding of Taxes.
Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. All awards, grants, and payments under .the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Plan Committee, through the surrender of shares of Common Stock to which a Participant is otherwise entitled under the Plan. Common Stock shares surrendered for withholding purposes cannot be withheld in excess of the minimum number required for tax withholding purposes.

10. Transferability. Incentive stock options granted under the Plan are not transferable except by will or by the laws of descent and distribution. Nonqualified stock options may be transferred by the Participant as determined by the Plan Committee.

11. Employment and Stockholder Status. The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Subsidiary. No award or grant under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all conditions for receipt of shares of Company stock.

12. Adjustments to Number of Shares Subject to the Plan and to Option Terms. Subject to the following provisions of this Paragraph 12, in the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares with respect to which awards or grants may be made under the Plan and the terms of any outstanding option shall be equitably adjusted by the Plan Committee subject to approval by the Compensation Committee. Notwithstanding the preceding sentence, in no event shall any fraction of a share of stock be issued under the Plan.

13. Agreement with Company. At the time of any grant under the Plan, the Plan Committee may require a Participant to enter into an agreement with the Company in a form specified by the Plan Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions (including but not limited to a call provision), not inconsistent with the Plan, as the Plan Committee may, in its sole discretion, prescribe.

14. Term of Plan. Subject to the approval of the stockholders of the Company at the Company's 2001 annual meeting of its stockholders, the Plan shall be effective as of August 14, 2001. No options may be granted under the Plan after June 30, 2009.

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15. Amendment and Termination of Plan. Subject to the following provisions of this Paragraph 15 the Plan Committee of the Company may at any time amend, suspend or terminate the Plan. No amendment of the Plan and, except as provided in Paragraph 12, no action of the Plan Committee shall, without further approval of the stockholders of the Company: (a) increase the total number of shares of Common Stock with respect to which awards or grants may be made under the Plan or otherwise materially increase the benefits to Participants under the Plan; (b) permit any awards or grants to be made under the Plan after June 30, 2009; or (c) materially modify the requirements as to eligibility for participation under the Plan. No amendment, suspension or termination of the Plan shall alter or impair any option previously granted under the Plan without the consent of the holder thereof.